UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

ASCENDANT SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

* Set forth amount on which the filing is calculated and state how it was determined.

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Ascendant Solutions, Inc.
16250 Dallas Parkway, Suite 205
Dallas, Texas 75248
972-250-0945

April 17, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2006

Ascendant Solutions, Inc. ("Ascendant Solutions" or the "Company") will hold its Annual Meeting of Stockholders at 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248 on May 24, 2006 at 1:00 pm.

We are holding this meeting:

1.	To elect one Class A director to hold office until the annual meeting of stockholders in the year 2009 and until his successor is elected and qualified;

2.	To ratify the appointment of Hein & Associates, LLP to be the Company’s independent auditors for fiscal year 2006;

3.	To transact any other business that properly comes before the meeting.

Your board of directors recommends that you vote in favor of the proposal outlined in this proxy statement.

Your board of directors has selected April 3, 2006 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 205, Dallas, Texas, for at least ten days before the meeting.

This notice of annual meeting, proxy statement, proxy and our 2006 Annual Report to Stockholders are being distributed on or about April 24, 2006.

You are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

By Order of the Board of Directors,

Gary W. Boyd
Vice President-Finance and
Chief Financial Officer

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY CARD.

QUESTIONS AND ANSWERS

Q1:    Who is soliciting my proxy?

A:
We, the board of directors of Ascendant Solutions, Inc., are sending you this proxy statement in connection with our solicitation of proxies for use at the 2006 Annual Meeting of Stockholders. Certain directors, officers and employees of Ascendant Solutions also may solicit proxies on our behalf by mail, e-mail, phone, fax or in person.

Q2:	Who is paying for this solicitation?

A:
Ascendant Solutions will pay for the solicitation of proxies. Ascendant Solutions will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Ascendant Solutions' common stock.

Q3:   What am I voting on?

A:	Two items:

•	A proposal to elect David E. Bowe as a Class A director.
•	A proposal to ratify the appointment of Hein & Associates, LLP to be the Company’s independent auditors for fiscal year 2006

Q4:   Who can vote?

A:
Only those who owned common stock at the close of business on April 3, 2006, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

Q5:   How do I vote?

A:
You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person - by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Assistant Corporate Secretary of Ascendant Solutions written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominee for director.

Q6:	What constitutes a quorum?

A:
Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 22,396,809 shares of common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares.

Q7:	What vote of the stockholders will result in the matters being passed?

A:
Election of Directors. Directors require a plurality of the votes cast in person or by proxy by the stockholders to be elected. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting.

Ratification of Independent Auditors. To ratify the appointment of Hein & Associates LLP as our independent auditors for the current fiscal year, stockholders holding a majority of the shares represented in person or by proxy at the meeting must vote in favor of this action. Abstentions have the same effect as votes “against” the proposal and broker non-votes have no effect at all.

Q8.	What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent, Securities Transfer Corporation at 469-633-0101 or by visiting their website at www.stctransfer.com.

Q9:	How does the board recommend that I vote on the matters proposed?

A:
The board of directors of Ascendant Solutions unanimously recommends that stockholders vote FOR the nominee to the board of directors and to ratify the appointment of Hein & Associates, LLP as the Company’s independent auditors for fiscal year 2006 as submitted at this year's Annual Meeting.

Q10:	Where can I get a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005?

A:
We will provide without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and the financial statement schedules, to each stockholder upon written request to Gary W. Boyd, Vice President-Finance and Chief Financial Officer, Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 205, Dallas, Texas 75248. This proxy statement and the 2005 Annual Report on Form 10-K are also available on Ascendant's website at www.ascendantsolutions.com.

PROPOSAL 1.

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of the board of directors, or the Board, consisting of five persons, divided into three classes. Members of each class serve offset terms of three years so that only one class is elected each year. The following table sets forth each class, the directors comprising each class and their respective terms:

CLASS	DIRECTORS	TERM EXPIRING

Class A	David E. Bowe Jonathan R. Bloch	2006 Annual Meeting

Class B	Anthony J. LeVecchio Will Cureton	2007 Annual Meeting

Class C	James C. Leslie	2008 Annual Meeting

Jonathan R. Bloch has elected to not stand for re-election as a Class A director at the 2006 Annual Meeting of Stockholders. The Board of Directors has not appointed a replacement for Mr. Bloch’s vacant seat on the board of directors at this time. David E. Bowe is the only director nominee on the proxy for the 2006 Annual Meeting of Stockholders.

Richard L. Bloch, a Class B director resigned from the Board of Directors on February 16, 2005. Will Cureton was appointed as a director to fill the vacancy in the Class B directors created by Mr. Bloch's resignation. Class B directors, now consisting of Mr. LeVecchio and Mr. Cureton, will continue to serve following this Annual Meeting of Stockholders for a term that will expire at the Annual Meeting of Stockholders in 2007.

The persons designated as proxies will vote the enclosed proxy for the election of the nominee unless you direct them to withhold your votes. If the nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the board. The Board recommends that stockholders vote FOR the nominee.

Below are the names and ages of the nominee for Class A director, and the continuing Class B and Class C directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships, if any.

Nominee for Election for Term Ending with the 2009 Annual Meeting

Class A Director

•	David E. Bowe Age 47, director since 2000.

Mr. Bowe has served as our Chief Executive Officer since August, 2000, President since March 2000 and was our Chief Financial Officer from September 1999 to October 2004. Prior to accepting the position of President, Mr. Bowe also acted as our Executive Vice President from September 1999. Before joining us, Mr. Bowe served as President of U.S. Housewares Corporation (a consumer products company) from September 1998 to September 1999. Prior to that, Mr. Bowe was Executive Vice President of Heartland Capital Partners L.P. (a private equity firm) from 1993 to 1997 where he was responsible for making private equity investments. From 1987 to 1992, Mr. Bowe served in various executive capacities for The Thompson Company (a private investment firm) where he participated in the acquisition, development and operation of several portfolio companies. From 1980 to 1987, Mr. Bowe held various executive positions with Brown Brothers Harriman & Co. (a Wall Street private bank). Mr. Bowe received a BSBA in Finance from Georgetown University and is a Chartered Financial Analyst.

Directors Continuing in Office Until the 2007 Annual Meeting

Class B Directors

•	Anthony J. LeVecchio Age 58, director since 2004.

Mr. LeVecchio has been the President and owner of The James Group, a general business consulting firm that has advised clients across a range of high-tech industries, since 1988. Prior to forming The James Group in 1988, Mr. LeVecchio was the Senior Vice President and Chief Financial Officer for VHA Southwest, Inc., a regional healthcare system. Mr. LeVecchio currently serves as director advisor, and executive of private and public companies in a variety of industries. He currently serves on the Board of Directors of Microtune, Inc., a Dallas-based semiconductor company that is listed on the Nasdaq National Market, and serves as the Chairman of its Audit Committee. He also currently serves on the Board of Directors of Digital Generation Systems, Inc., a technology company based in Irving, Texas that is listed on the Nasdaq National Market and serves as the Chairman of its Audit Committee. Mr. LeVecchio holds a Bachelor of Economics and a M.B.A. in Finance from Rollins College.

•	Will Cureton Age 55, director since 2005.

Mr. Cureton is a member and manager of CLB Holdings, LLC, a Texas limited liability company, which is the general partner of CLB Partners, Ltd., a Texas limited partnership ("CLB"), which is engaged in real estate development and which he co-founded in October 1997. Mr. Cureton is also a limited partner of CLB. Prior to co-founding CLB, Mr. Cureton was Chief Operating Officer of Columbus Realty Trust, a real estate investment trust, from 1993 to 1997. In 1987 Mr. Cureton co-founded Texana, a commercial real estate investment and property management company, and served as its President and Chief Executive Officer until 1993. From 1981 to 1987, Mr. Cureton served as an executive officer with The DicoGroup, Inc., a Dallas based real estate investment company. Mr. Cureton started his career with Coopers & Lybrand, where he worked from 1974 to 1981. Mr. Cureton received a Bachelor of Business Administration degree in accounting from East Texas State University (now known as Texas A&M University - Commerce).

Director Continuing in Office Until the 2008 Annual Meeting

Class C Director

•	James C. Leslie Age 50, a director since July 2001 and Chairman of the Board since March 2002

Since March 2001, Mr. Leslie has focused primarily on managing his personal investments. Mr. Leslie has positions in one or more subsidiaries, or affiliates, of Ascendant. From 1996 through March 2001, Mr. Leslie served as President and Chief Operating Officer of The Staubach Company, a full-service international real estate strategy and services firm. From 1988 through March 2001, Mr. Leslie also served as a director of The Staubach Company. Mr. Leslie was President of Staubach Financial Services from January 1992 until February 1996. From 1982 until January 1992, Mr. Leslie served as Chief Financial Officer of The Staubach Company. Mr. Leslie serves on the board of Stratus Properties, Inc., a company that is listed on the NASDAQ National Market, and serves on boards of several private companies. Mr. Leslie holds a B.S. degree from The University of Nebraska and an M.B.A. degree from The University of Michigan Graduate School of Business.

All of the foregoing persons are currently directors. Their positions on standing committees of the Board of Directors are shown below under "Committees of the Board of Directors; Meetings".

There are no family relationships among the executive officers or directors. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

Other Executive Officer

Gary W. Boyd, 40, has served as our Vice President-Finance and Chief Financial Officer since October 2004. From 1987 to 1994, Mr. Boyd was an accountant with Coopers & Lybrand, LLP, serving as an audit manager from 1991 to 1994. From 1994 to 1996, Mr. Boyd was the controller of Summit Acceptance Corporation, a national financial services company, and from 1996 to 2000, Mr. Boyd served as the Chief Financial Officer and Secretary of Summit Acceptance Corporation. From 2001 to 2002, Mr. Boyd was the Vice President - Finance of PARAGO, Inc., a technology based service provider to the promotions management industry. From January 2003 until he joined the Company, Mr. Boyd was the Vice President-Finance of CountryPlace Mortgage, Ltd., a subsidiary of Palm Harbor Homes, Inc., a company listed on the NASDAQ that manufactures, markets and finances multi-section manufactured and modular homes. Mr. Boyd received a Bachelor of Business Administration degree from Baylor University in 1987 and is a certified public accountant.

Compensation of Directors

Non-employee directors (excluding Mr. LeVecchio) are compensated $500 for each board meeting attended in person and $250 for each board meeting attended telephonically. Mr. LeVecchio is compensated $8,750 per quarter for his services as a member of the Board of Directors and as Chairman of the Audit Committee. During 2005, Mr. LeVecchio was paid $8,750 in cash and elected to receive 17,500 shares of restricted stock for the remainder of his 2005 director compensation. These shares vested pro-rata at the end of the quarters ending June, September and December 2005. Additionally, Mr. Bloch and Mr. Cureton received 2,500 shares each in lieu of cash compensation for their attendance at the 2005 board meetings. These shares also vested pro-rata at the end of the quarters ending June, September and December 2005.

Our directors are also eligible to receive stock option grants under our 1999 Long-Term Incentive Plan and our 2002 Equity Incentive Plan. For descriptions of the 1999 Long-Term Incentive Plan and the 2002 Equity Incentive Plan, please see the discussions set forth in the section titled "Management." In addition, James C. Leslie, Chairman of the Board, was paid an annual retainer of $50,000 for his service as Chairman of the Board in 2005.

Committees of the Board of Directors; Meetings

During the year ended December 31, 2005, the entire Board met nine times and acted five times by unanimous written consent. During fiscal 2005, no director attended fewer than 75% of the aggregate number of meetings of the Board and committees on which such director served.

The Board has three standing committees, the Audit Committee, the Compensation Committee and the Related Party Transactions Committee. The Board does not have a separate Nominating Committee and performs all of the functions of that committee.

        Audit Committee.  The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the Board in monitoring the integrity of our financial statements, the independent auditor's qualifications, independence and performance and our compliance with legal requirements. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the Company's website at www.ascendantsolutions.com. During the year ended December 31, 2005, the Audit Committee met five times. Jonathan R. Bloch and Anthony J. LeVecchio are the current members of the Audit Committee, but Mr. Bloch has elected to not stand for re-election as a Class A director and, after the Annual Meeting will no be a member of the Audit Committee.

The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether the members of its Audit Committee are "independent." Since we are not a "listed" company, we are not subject to rules requiring the members of our Audit Committee to be independent. The SEC also requires a company to disclose whether it has an "Audit Committee Financial Expert" serving on its audit committee.

Based on its review of the applicable rules of The Nasdaq National Market governing audit committee membership, the Board believes that Mr. LeVecchio is "independent" within the meaning of Nasdaq listing standards but does not believe that Mr. Bloch is "independent" within the meaning of such rules. The Board does believe that both members of the Audit Committee satisfy the general definition of an independent director under Nasdaq's Rule 4200, but Mr. Bloch fails to satisfy the more stringent requirements applicable to audit committees under Rule 4350 in view of Richard L. Bloch's beneficial ownership of 15.6% of our common stock and Jonathan Bloch's family relationship with Richard Bloch.

Based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. LeVecchio, the Chairman of the Audit Committee, is the sole "audit committee financial expert" on the Audit Committee.

Compensation Committee. The Compensation Committee recommends to the Board annual salaries for senior management and reviews all company benefit plans. During the year ended December 31, 2005, the Compensation Committee had no formal meetings, instead the full Board performed these functions. The current members of the Compensation Committee are Jonathan R. Bloch and Anthony J. LeVecchio, but Mr. Bloch has elected to not stand for re-election as a Class A director and, after the Annual Meeting will no be a member of the Compensation Committee. .

Related Party Transactions Committee. The Related Party Transactions Committee was created on February 15, 2005 and is responsible for the review of all related party transactions for potential conflict of interest situations on an ongoing basis, including transactions with management, certain business relationships, and indebtedness of management. The current members of the Related Party Transactions Committee are Jonathan R. Bloch and Anthony J. LeVecchio. The Related Party Transactions Committee had no formal meetings during the year ended December 31, 2005.

Corporate Governance

Nomination Process.  The Board does not have a separate Nominating Committee and performs all of the functions of that committee. The Board believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees. The Board has also considered that two of its members, Will Cureton and James C. Leslie, constitute two of the three persons who have voting control with respect to 7,948,800 shares of common stock, or 35.5% of the shares entitled to vote, as discussed in the footnotes in "Stock Ownership."

In view of Ascendant's size, resources and limited scope of operations, the Board has determined that it will not increase the size of the Board from its current size of five members, although the Board will have one vacancy. Upon the expiration of Jonathan R. Bloch’s term of office at the 2006 Annual Meeting, the Board will consist of only four members. In the future, the Board may determine that increased size, scope of operations or other factors would make it advisable to add additional directors. In considering an incumbent director whose term of office is to expire, the Board reviews the director's overall service during the person's term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors will consider suggestions from many sources, including stockholders, regarding possible candidates for directors. The Board may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board has not engaged professional search firms for this purpose. A selection of a nominee by the Board requires a majority vote of the Company's directors.

The Board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, personal integrity and a high reputation and who meet such other criteria as may be set forth in a writing adopted by a majority vote of the Board of Directors.

Pursuant to a policy adopted by the Board, the directors will take into consideration a director nominee submitted to the Company by a stockholder; provided that the stockholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a stockholder proposal to be included in the Company's proxy statement for the applicable annual meeting as set forth in rules of the Securities and Exchange Commission then in effect. See "Annual Meeting Advance Notice Requirements" below.

Director Attendance at Annual Meetings. We do not have a policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders. The Board has always encouraged its members to attend its annual meeting. In 2005, four directors (Mr. Leslie, Mr. Bowe, Mr. Cureton and Mr. LeVecchio) attended our annual meeting of stockholders.

Stockholder Communications With The Board. Historically, we have not had a formal process for stockholder communications with the Board. We have made an effort to ensure that views expressed by a stockholder are presented to the Board. During the upcoming year, the Board may give consideration to the adoption of a formal process for stockholder communications with the Board.

Code of Business Conduct and Ethics. The Board adopted a Code of Business Conduct and Ethics on May 19, 2004, a copy of which is available on the Company's website at www.ascendantsolutions.com.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of our common stock at March 31, 2006, by:

•	each of our named executive officer and directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

In accordance with the rules of the SEC, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and common stock purchase warrants within 60 days of March 31, 2006. Unless otherwise noted in the footnotes to the table, and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Unless otherwise noted in the footnotes to the table, the address of each executive officer and director is c/o Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 205, Dallas, Texas 75248. We have calculated the percentages of shares beneficially owned based on 22,396,809 shares of common stock outstanding at March 31, 2006.

	Shares of Common Stock Beneficially Owned
Person or group	Number	Percent

David E. Bowe (1)	1,175,250	5.1%
Jonathan R. Bloch (2)	242,500	1.1%
James C. Leslie (3)	4,446,300	19.9%
CLB Partners, Ltd. (4)	3,500,000	15.6%
Will Cureton (5)	3,520,000	15.7%
Anthony J. LeVecchio	135,359	*
Gary W. Boyd	59,000	*
All executive officers and directors as a group (6 persons)(6)	9,578,409	41.5%

*	Less than one percent.

(1)
Includes 20,000 shares held by Mr. Bowe's wife, 20,250 shares held by Mr. Bowe as custodian for minor children and 450,000 shares that may be acquired upon exercise of currently exercisable options with an exercise price of $0.24 per share.

(2)	Includes 235,000 shares of common stock that may be acquired upon exercise of currently exercisable options and 5,000 shares of common stock held by Jonathan R. Bloch's wife.

(3)	Includes 55,000 shares held by James C. Leslie as custodian for minor children.

(4)
CLB Holdings LLC, a Texas limited liability company, is the general partner of CLB. Will Cureton, a director, and Richard L. Bloch are the managers of CLB Holdings LLC and the Richard and Nancy Bloch Family Trust and Will Cureton are the members of CLB Holdings LLC. Richard L. Bloch is a co-trustee of The Richard and Nancy Bloch Family Trust. Additionally, Richard Bloch, Nancy Bloch, the Richard and Nancy Bloch Family Trust and Will Cureton are also limited partners of CLB. The address of CLB is 16250 Dallas Parkway, Suite 201, Dallas, Texas 75248.

(5)	Represents 3,500,000 shares owned of record by CLB. Mr. Cureton's address is 16250 Dallas Parkway, Suite 201, Dallas, Texas 75248.

(6)
Includes 685,000 shares of common stock that may be acquired upon exercise of currently exercisable stock options, and the options and shares held by Jonathan R. Bloch who is not standing for re-election.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe that all persons subject to reporting filed the required reports on time in 2005, except that James C. Leslie reported a gift of shares made to his minor children on June 18, 2004 on a Form 4 filed September 12, 2005.

MANAGEMENT

Executive Officers

Our executive officers are David E. Bowe and Gary W. Boyd.

Executive Compensation

Summary compensation. The following table provides summary information concerning compensation paid by us to David E. Bowe, our President and Chief Executive Officer, and Gary W. Boyd, our Chief Financial Officer (the "named executive officers"). In 2005, no other person who served as an executive officer of Ascendant Solutions at any time during the year had total annual salary and bonus in excess of $100,000. In 2002, David E. Bowe's salary was reduced and he was awarded certain performance-based options and restricted stock, in part, in exchange for the reduction in salary to be paid to him. See "Compensation Committee Report - Chief Executive Compensation."

		Annual Compensation		Long-Term Compensation Award
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)

David E. Bowe President and Chief Executive Officer	2005 2004 2003	$100,000 $100,000 $100,000	-- -- --	-- -- --	-- -- --	-- $4,000(1) $1,333(1)
Gary W. Boyd Vice President-Finance and Chief Financial Officer	2005 2004 2003	$150,000 $31,250(2) --	-- $15,000 --	-- $55,000(2) --	-- -- --	-- -- --

(1) Represents the amount of matching contribution made by us in such fiscal year under our 401(k) Plan and in which our employees participate.

(2) Represents the portion of Mr. Boyd's annual salary for the fiscal year ended December 31, 2004 since his employment commenced in October 2004. Mr. Boyd was granted 50,000 shares of restricted common stock, which vest in three equal annual installments. At December 31, 2005, these shares of restricted stock had a market value of $30,000.

Option Grants in Last Fiscal Year. There were no option grants during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides information regarding options that were exercised during the fiscal year ended December 31, 2005, the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2005, and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of our common stock for our named executive officers.

	Shares Acquired on	Value	Number of securities underlying unexercised options at fiscal year-end		Value of the unexercised in-the-money options at fiscal year-end
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David E. Bowe	100,000	$42,000	450,000	--	$162,000	$--

1999 Long-Term Incentive Plan

Our 1999 Long-Term Incentive Plan, approved by the board of directors on May 12, 1999, and subsequently amended, currently provides for the issuance to qualified participants of up to 2,500,000 shares of our common stock pursuant to the grant of stock options. The purpose of our 1999 Long-Term Incentive Plan is to promote our interests and the interests of our stockholders by using investment interests in Ascendant Solutions, Inc. to attract, retain and motivate eligible persons, to encourage and reward their contributions to the performance of Ascendant Solutions and to align their interests with the interests of our stockholders. As of March 31, 2006, unexercised options to purchase 715,000 shares of common stock were outstanding, having a weighted average exercise price of $0.26 per share, under the 1999 Long-Term Incentive Plan. Of these, options to purchase 10,000 shares of common stock are intended to qualify as Incentive Stock Options under Section 422 of the Code. The remaining options to purchase 705,000 shares of common stock are nonqualified stock options.

The outstanding and unexercised options include 235,000 that were granted to Jonathan R. Bloch on March 14, 2002 at an exercise price of $0.24 per share. These options are exercisable in three installments beginning in March 2003 and expire in 2012. The outstanding options also include 450,000 options remaining out of the 600,000 performance based options granted to David E. Bowe on March 14, 2002, at an exercise price of $0.24 per share. The performance based options vest annually over six years beginning in March 2003 with the potential to vest earlier upon achievement of pre-established performance goals. In May 2004, these performance goals were achieved and the Company’s Board of Directors accelerated the vesting of the remaining unvested options.

2002 Equity Incentive Plan

The board of directors adopted the 2002 Equity Incentive Plan on March 14, 2002 and the stockholders approved it at the 2002 Annual Meeting. The purpose of the 2002 Equity Incentive Plan is to provide a means by which selected employees of and consultants to the Company and its affiliates may be given an opportunity to acquire a proprietary interest in the Company. Under the 2002 Equity Incentive Plan, the Company may provide various types of long-term incentive awards, including Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Reload Options and Other Stock-Based Awards, in order to retain the services of persons who are now employees of or consultants to the Company and its affiliates, to secure and retain the services of new employees and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. The 2002 Equity Incentive Plan currently provides for the issuance of awards of up to 2,000,000 shares of our common stock. As of March 31, 2006, 565,909 shares of restricted stock had been granted under the 2002 Equity Incentive Plan.

401(k) Plan

Effective January 1, 2005, the Company established a new 401(k) plan to cover all of its employees, and it terminated the old 401(k) plans related to the acquired entities, CRESA Partners of Orange County, LP (“CPOC”) and Dougherty’s Holdings and Subsidiaries (“DHI”). The terms of the new plan are substantially the same as the terms of the 401(k) plans of its acquired subsidiaries. Under the terms of the new plan, the Company has the option to match employee’s contributions, in an amount and at the discretion of the Company. During the year ended December 31, 2005, the Company made matching contributions of $19,000 to the new 401(k) plan.

Compensation Committee Interlocks and Insider Participation

The Board has appointed a Compensation Committee consisting of Jonathan R. Bloch and Anthony J. LeVecchio. The Compensation Committee had no formal meetings during 2005; instead the full board performed those functions. The Compensation Committee studies, advises and consults with management respecting the compensation of our officers, and administers our stock-based compensation plans. It also recommends for the board's consideration any plan for additional compensation that it deems appropriate. During the last fiscal year, no executive officer or employee of Ascendant Solutions served as a member of the Compensation Committee. However, since the Compensation Committee did not meet and the full board performed these functions, both David Bowe and James Leslie participated in the board's deliberations concerning executive compensation, however, neither received an increase in their compensation in 2005.

Certain Relationships and Related Transactions

During the fourth quarter of 2003, the Company entered into a participation agreement (the “Participation Agreement”) with Fairways Equities LLC (“Fairways”), an entity controlled by Jim Leslie, the Company’s Chairman, and Brant Bryan, Cathy Sweeney and David Stringfield who are principals of CRESA Capital Markets Group, LP (“Capital Markets”) and shareholders of the Company (“Fairways Members”), pursuant to which the Company will receive up to 20% of the profits realized by Fairways in connection with all real estate acquisitions made by Fairways. Additionally, the Company will have an opportunity, but not the obligation, to invest in the transactions undertaken by Fairways. The Company’s profit participation with Fairways is subject to modification or termination by Fairways at the end of 2005 in the event that the aggregate level of cash flow (as defined in the Participation Agreement) generated by the acquired operating entities has not reached $2 million for the twelve months ended December 31, 2005. For the twelve months ended December 31, 2005, the Company did not meet this cash flow requirement and there has been no action taken by the Fairways Members to terminate or modify the Participation Agreement. The Company is currently negotiating with the Fairways Members to modify the Participation Agreement, however, there can be no assurances that a mutually acceptable modification can be reached. The Company is unable to determine what real estate Fairways may acquire or the cost, type, location, or other specifics about such real estate. There can be no assurances that the Company will be able to generate the required cash flow to continue in the Fairways Participation Agreement after 2005, or that Fairways will be able to acquire additional real estate assets, that the Company will choose to invest in such real estate acquisitions or that there will be profits realized by such real estate investments. The Company does not have an investment in Fairways, but rather a profits interest through its Participation Agreement. As of December 31, 2005, the Company held a profits interest in one real estate development transaction pursuant to the Participation Agreement. The Company has no investment in the transaction, is not a partner in the investment partnership and it has received no distributions.

During the year ended December 31, 2005, Capital Markets a subsidiary of the Company received approximately $108,000 in cash advances from the Fairways Members, which were used to pay general operating expenses. These non-interest bearing advances were repaid in full in December 2005 from the receipt of revenues from Capital Markets real estate advisory transactions.

Mr. James C. Leslie, the Company’s Chairman, controls, and Mr. Will Cureton, one of our directors, is indirectly a limited partner in the entity that owns the building in which the corporate office space is leased by Ascendant and its wholly-owned subsidiary, Dougherty’s Holdings, Inc. (“DHI”). Also, through August 2005, Capital Markets paid rent for office space in the same building to an entity controlled by Mr. Leslie. The Company considers all of these leases to be at market terms for comparable space in the same building. During the year ended December 31, 2005, Ascendant and Capital Markets paid rent of approximately $26,000 directly to an entity controlled by Mr. Leslie. The remaining rent expense paid by Ascendant and DHI is paid under sublease agreements with an unrelated third party, and approximates $13,000 monthly. The Company also incurs certain shared office costs with an entity controlled by Mr. Leslie, which gives rise to reimbursements from the Company to that entity. These costs were approximately $24,300 in 2005.

During the year ended December 31, 2005, the Company paid fees to its directors of $8,750, in exchange for their roles as members of the board of directors and its related committees. Additionally, in May 2005, the Company issued 22,500 shares of restricted stock to directors in lieu of cash fees for their roles as members of the board of directors and its related committees for the year ended December 31, 2005. These restricted shares vested ratably at the end of each quarter ending June, September and December 2005, respectively.

The Company acquired CRESA Partners of Orange County, LP (“CPOC”) on May 1, 2004 and in connection with that acquisition, it entered into the Acquisition Note Payable with Kevin Hayes, who is currently the Chairman of CPOC. During the year ended December 31, 2005, CPOC paid $1,198,000 to Mr. Hayes for principal and interest under the Acquisition Note Payable.

Mr. Leslie, the Company’s Chairman, also serves as an advisor to the Board of Directors of CRESA Partners, LLC, a national real estate services firm. Also, Kevin Hayes, the Chairman of CPOC serves as the Chief Executive Officer of CRESA Partners, LLC. Both Capital Markets and CPOC have entered into licensing agreements with CRESA Partners, LLC. During 2005, Capital Markets and CPOC paid approximately $261,500 combined to CRESA Partners, LLC.

The Company made an investment in Fairways 03 New Jersey, LP in December 2003, along with the Fairways Members and on substantially the same terms as the other limited partners in Fairways 03 New Jersey, LP. In January 2005, the Company agreed to indemnify the other partners of Fairways 03 New Jersey, LP (who are also the Fairways Members) for its 20% pro rata partnership interest of a guarantee of bank indebtedness which the partners provided to a bank. The limit of the Company’s indemnification under this agreement is $520,000. In December 2005, this bank debt was paid in full by Fairways 03 New Jersey LP and the Company’s limited indemnification agreement was cancelled.

Effective September 1, 2005, Capital Markets entered into an advisory services agreement with Fairways Equities whereby Fairways Equities will provide all of the professional and administrative services required by Capital Markets. In exchange, Capital Markets will pay Fairways Equities an administrative fee of 25% of gross revenues and a compensation fee of 40% of gross revenues, as compensation to the principals working on the transaction that generated the corresponding revenues. Under the terms of the agreement, Fairways Equities assumed all of the administrative expenses, including payroll, of Capital Markets. Fairways Equities will only receive payments under the agreement if the Fairways Members close a real estate capital markets advisory transaction that generates revenue for Capital Markets. The impact of this agreement on Capital Markets is that it will have no administrative expenses or cash requirements unless it closes a revenue generating transaction. The principals in Capital Markets are also the four members of Fairways Equities. During the year ended December 31, 2005, Capital Markets paid compensation fees to Fairways Equities under the advisory services agreement of approximately $233,000.

The Company has made cumulative cash investments of $1.22 million for limited partnership interests in Fairways Frisco, L.P. Fairways Frisco is the majority limited partner in the Frisco Square mixed-use real estate development in Frisco, Texas. The general partner of Fairways Frisco is Fairways Equities, which is an affiliate of the Company. Additionally, the Fairways Members, or certain of their affiliates, have purchased limited partnership interests in Fairways Frisco on the same terms as the interests purchased by the Company.

COMPENSATION COMMITTEE REPORT

Ascendant Solutions' executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers.

General

David E. Bowe, President and Chief Executive Officer, and Gary W. Boyd, Vice President-Finance and Chief Financial Officer, were the only executive officers serving during fiscal year 2005. Because both officers' compensation was approved by the entire Board of Directors in 2004, the Compensation Committee did not meet during the fiscal year 2005.

In December 2001, the Company revised its strategic direction to seek acquisition possibilities throughout the United States, make acquisitions or enter into other business endeavors. As a result of two acquisitions in 2004 and other investment activity, the Company will evaluate its need to hire additional executive officers in fiscal 2006 and beyond. To the extent that the Company makes a determination to hire additional executive officers, a compensation package will be offered that is consistent with the policies of the Compensation Committee. The general policies of the Compensation Committee are set forth below.

Compensation Policy

Base Salary. Our goal is to attract, retain and reward a highly competent and productive employee group. Currently, David E. Bowe and Gary W. Boyd are our only executive officers. See "Chief Executive Officer Compensation" below for a discussion of Mr. Bowe's compensation package. We expect that any future executive officers of the Company would be eligible to receive compensation packages that include a mix of base salary and long-term incentive opportunities and other employee benefits. Changes in compensation are typically based on the individual's performance, Ascendant Solutions' financial performance, and the competitive marketplace. Currently, we do not utilize any formal mathematical formula or objective thresholds in determining base salary adjustments. We believe that strict formulas restrict flexibility and are too rigid as the Company continues working through its acquisition and other business strategies.

1999 Long-Term Incentive Plan. The purpose of the 1999 Long-Term Incentive Plan is to promote our interests and the interests of our stockholders by using common stock to attract, retain and motivate eligible persons, to encourage and reward their contributions to the performance of Ascendant Solutions, and to align their interests with the interests of our stockholders. Our directors, officers, employees, consultants and advisors are eligible to receive grants under this plan. With respect to all of our employees other than directors and executive officers, the Compensation Committee has the authority to administer the plan, including the discretion to determine which eligible persons will be granted stock options, the number of shares subject to options, the period of exercise of each option and the terms and conditions of such options. The entire board of directors administers the plan for directors and executive officers. No grants of stock options were made during fiscal 2005 to the executive officers pursuant to the 1999 Long-Term Incentive Plan.

2002 Equity Incentive Plan. The purpose of the 2002 Equity Incentive Plan is to provide a means by which selected employees of and consultants to the Company and its subsidiaries may be given an opportunity to acquire an equity interest in Ascendant Solutions. Our employees, officers, directors, consultants and other persons are deemed to have contributed or to have the potential to contribute to our success. The 2002 Equity Incentive Plan is administered by our Compensation Committee. If from time to time no Compensation Committee is so designated, then the 2002 Equity Incentive Plan will be administered by the Board. During 2005, 47,500 shares of restricted stock were issued to directors under the 2002 Equity Incentive Plan as part of their compensation for serving as members of the board of directors and its committees.

Executive Compensation

David E. Bowe and Gary W. Boyd were the only executive officers serving throughout fiscal year 2005. See "Chief Executive Officer Compensation" below for a discussion of Mr. Bowe's compensation package.

Mr. Boyd's salary is not currently covered by an employment agreement but when he was hired in October 2004, the Board approved an annual salary in the amount of $150,000 be paid to Mr. Boyd, a signing bonus of $15,000 and a grant of 50,000 shares of restricted stock, such shares vesting equally over a period of three years on the anniversary date of Mr. Boyd's Restricted Stock Agreement. No grants under the 1999 Long-Term Incentive Plan or the 2002 Equity Incentive Plan were made to Mr. Boyd during fiscal 2005.

James C. Leslie served as the Chairman of the Board throughout fiscal year 2004. In connection with such service, Mr. Leslie was paid an annual retainer of $50,000 for 2005. In addition, during 2005 Mr. Leslie was paid $9,700 by Capital Markets for his services.

Chief Executive Officer Compensation

Mr. Bowe's salary is not currently covered by an employment agreement but in March 2002, the Board approved a salary in the amount of $100,000 be paid to Mr. Bowe. In March 2002, the Company granted to Mr. Bowe 600,000 performance-based options under its 1999 Long-Term Incentive Plan for an exercise price of $0.24 per share and 425,000 shares of restricted stock under the Company's 2002 Equity Incentive Plan. The award of these performance-based options and restricted stock to Mr. Bowe was made, in part, in light of a reduction in salary paid to Mr. Bowe that was made to reduce corporate cash expenses. No grants under the 1999 Long-Term Incentive Plan or the 2002 Equity Incentive Plan were made to Mr. Bowe during fiscal 2005.

The Compensation Committee believes that the base salary of $100,000 for Mr. Bowe for calendar year 2005, when considered in light of the March 2002 grant of performance based options and restricted stock, is appropriate in light of his contribution and efforts with respect to the Company's operations. When evaluating Mr. Bowe's contributions to the Company for the past fiscal year the Compensation Committee considered, among other things, the performance of the Company’s recent acquisitions, its investments in Frisco Square and the continued pursuit of other acquisitions and investment opportunities.

Company Policy on Qualifying Compensation

The Board of Directors periodically reviews the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year. In connection with the Board's periodical review of the potential consequences of Section 162(m), the Board may, in the future, structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

The information contained in the Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Compensation Committee

Jonathan R. Bloch
Anthony J. LeVecchio

PERFORMANCE GRAPH

The following performance graph compares the performance of the Ascendant Solutions common stock to the Nasdaq Market Index, a New Industry Peer Group and an Old Industry Peer Group, selected in good faith, for the period from December 31, 2000, through December 31, 2005. The graph assumes that the value of the investment in our common stock and each index was $100.00 at December 31, 2000, and that all dividends were reinvested. We have not paid any dividends. Performance data is provided for the last trading day closest to each calendar year end. Ascendant Solutions has elected to change its peer group because it believes the companies in the New Peer Group are a more accurate reflection of its business and therefore provide a more meaningful comparison of its stock performance. Because of the change in the index, both the Old Peer Group Index and the New Peer Group Index are included in the following graph.

On May 11, 2001, Ascendant Solutions' stock was delisted from The Nasdaq National Market for failure to satisfy the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a) or (b) and commenced trading on the OTC Bulletin Board. Effective June 25, 2003, our stock was delisted from the OTC Bulletin Board for failure to comply with NASD Rule 6530, as a result of our failure to timely file our Form 10-Q for the period ended March 31, 2003. Effective June 25, 2003, our common stock became eligible for trading on the National Quotation Bureau's "Pink Sheets," under the symbol "ASDS". We reapplied for listing on the OTC Bulletin Board and recommenced trading effective September 18, 2003

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ASCENDANT SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

* $100 invested on 12/31/00 in stock or index including reinvestment of dividends.
Fiscal year ending December 31.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05

ASCENDANT SOLUTIONS, INC	100.00	51.55	135.09	127.98	355.49	213.30
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
NEW PEER GROUP (1)	100.00	87.05	73.78	108.21	120.28	141.08
OLD PEER GROUP (1)	100.00	66.54	54.11	78.38	93.70	241.62

(1) The New Peer Group consists of Misc. Financial Services (25 companies) and the Old Peer Group consisted of primarily of Misc. Financial Services (30 companies) along with some companies whose business was not closely correlated to Ascendant Solutions. A list of the companies in the Peer Group will be furnished upon request to the Vice President-Finance and Chief Financial Officer at 16250 Dallas Parkway, Suite 205, Dallas, Texas 75248.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board of Directors. One of the rules adopted by the SEC requires a company to disclose whether the members of its Audit Committee are "independent." Since we are not a "listed" company, we are not subject to rules requiring the members of our Audit Committee to be independent.

Based on its review of the applicable rules of The Nasdaq National Market governing audit committee membership, the Board believes that Mr. LeVecchio is "independent" within the meaning of Nasdaq listing standards but does not believe that Mr. Bloch is "independent" within the meaning of such rules. The Board does believe that both members of the Audit Committee satisfy the general definition of an independent director under Nasdaq's Rule 4200, but Mr. Bloch fails to satisfy the more stringent requirements applicable to audit committees under Rule 4350 in view of Richard L. Bloch's beneficial ownership of 15.8% of our common stock and Jonathan Bloch's family relationship with Richard Bloch. As permitted under exceptional and limited circumstances, however, after careful consideration the Board has determined that Mr. Bloch's continued service on the audit committee is in the best interests of the Company and its stockholders, because of his knowledge of the Company’s business and industry.

On November 29, 2004, BDO Seidman, LLP resigned as the Company's independent public accountants. Effective December 14, 2004, the Audit Committee engaged Hein & Associates LLP as the independent accountants for the year ended December 31, 2004, and has appointed them as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2005 and to render other professional services as required. See "Change in Company's Certifying Accountant."

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1, which included the independent auditors' non-audit related tax work, and has discussed with the independent auditors the auditor's independence from management and the Company.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held five meetings and acted two times by unanimous consent during the fiscal year ended 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee has determined that the provision of the services covered in the preceding paragraphs of this section is compatible with maintaining the independence of Hein & Associates LLP.

Audit Committee

Jonathan R. Bloch
Anthony J. LeVecchio

INDEPENDENT AUDITORS

Effective December 14, 2004, the Audit Committee of the Board of Directors of Ascendant Solutions, Inc. engaged Hein & Associates LLP as the independent accountants for the year ended December 31, 2004, and has appointed them as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2005 and to render other professional services as required. Representatives of Hein & Associates LLP will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

The affirmative vote of the holders of a majority of the Company’s Common Stock represented and voting at the meeting will be required to ratify the Audit Committee’s selection of Hein & Associates LLP. The Board of Directors recommends voting FOR approval and ratification of such selection.

Change in Company's Certifying Accountant

Effective June 25, 2003, the Audit Committee of the Board of Directors of Ascendant Solutions, Inc. engaged BDO Seidman, LLP as the independent accountants for the year ended December 31, 2003, and appointed them as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2004 and to render other professional services as required. On November 29, 2004, BDO Seidman resigned as the Company's independent public accountants.

The report of BDO Seidman on the Company's financial statements for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2003, and in the subsequent interim periods, there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to such matter in connection with its report.

The Company furnished BDO Seidman with a copy of the foregoing disclosure and requested BDO Seidman to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the foregoing statements. A copy of the letter of BDO Seidman to the Securities and Exchange Commission, dated December 2, 2004, is filed as Exhibit 16 to the Company's Current Report on Form 8-K filed on December 3, 2004.

The Company's Board of Directors has authorized BDO Seidman to respond fully to any inquiries made by any successor accountants.

Additionally, the Company has furnished BDO Seidman and Hein & Associates LLP with a copy of this disclosure and acknowledged that each such firm may present its views in a brief statement to be included in this Proxy Statement if it believes that the above statements regarding the change in the Company's certifying accountant are incorrect or incomplete. Neither BDO Seidman nor Hein & Associates LLP submitted such a statement for inclusion in this Proxy Statement.

Fees Paid to BDO Seidman

The following table shows the fees that we paid or accrued for the audit and other services provided by BDO Seidman for fiscal year 2004.

2004

Audit Fees	$94,500
Audit-Related Fees	-
Tax Fees	5,500
All Other Fees	-
Total	$100,000

Fees Paid to Hein & Associates LLP

The following table shows the fees that we paid or accrued for the audit and other services provided by Hein & Associates LLP for fiscal years 2005 and 2004.

	2005	2004

Audit Fees	$115,000	$60,000
Audit-Related Fees	-	64,005
Tax Fees	-	-
All Other Fees	20,0000	-
Total	$135,000	$124,005

Audit Fees. This category includes the audit of our annual financial statements included in our Form 10-K Annual Report, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual "management letter" on internal control matters.

Audit-Related Fees. This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees." The Audit-Related Fees paid to Hein & Associates LLP in 2004 represent the audit fees for their audit of Park Pharmacy Corporation in connection with our acquisition of the Park Pharmacy Corporation assets.

Tax Fees. This category consists of professional services rendered by the independent auditor for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees. This category consists of fees for consultation regarding equity incentive plans, revenue recognition, other compliance matters and other miscellaneous items.

All audit and non-audit services provided to the Company by its independent auditor must be pre-approved by the Audit Committee.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Stockholder Proposals. Our bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the Vice President-Finance and Chief Financial Officer of Ascendant Solutions at 16250 Dallas Parkway, Suite 205, Dallas, Texas 75248 setting forth certain information, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;
•	the name and address of the proposing stockholder;
•	the number of shares of common stock beneficially owned by the proposing stockholder; and
•	any material interest of the proposing stockholder in such business.

The notice must be received by the Vice President-Finance and Chief Financial Officer no later than December 20, 2006 (assuming that the Company's 2007 Annual Meeting of Stockholders is held on a date that is within 30 days from the date on which the 2006 Annual Meeting was held) for inclusion in the proxy statement and form of proxy relating to that meeting. In order to introduce an item of business at an annual meeting that is not included in the proxy statement the stockholder's notice must be received by the Vice President-Finance and Chief Financial Officer not less than 30 days nor more than 60 days prior to the meeting, unless less than 40 day's notice or prior public disclosure of the date of the meeting is given or made to stockholders, in which case notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date was made.

Board Nominations. A stockholder may recommend a nominee to become a director of Ascendant Solutions by giving the Vice President-Finance and Chief Financial Officer (at the address set forth above) a written notice setting forth certain information, including the following:

As to each person whom the stockholder proposes to nominate:

•	the name, age, business address and residence of the person;
•	the principal occupation or employment of the person;
•	the number of shares of common stock beneficially owned by the person; and
•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules of the SEC.

As to the proposing stockholder:

•	the name and record address of the proposing stockholder; and
•	the number of shares of common stock beneficially owned by the proposing stockholder.

Such notice must be received by the Vice President-Finance and Chief Financial Officer pursuant to the same advance notice requirements that apply to stockholder proposals set forth in the preceding section.

Generally. Our annual meetings are customarily held during May each year. Copies of our bylaws are available upon written request made to the Vice President-Finance and Chief Financial Officer of Ascendant Solutions at the above address. The requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in our proxy materials for a meeting of stockholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.

OTHER MATTERS

The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment, and in accordance with Rule 14a-4 promulgated under the Exchange Act.

We will provide without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements, to each stockholder upon written request to Gary W. Boyd, Vice President-Finance and Chief Financial Officer, Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 205, Dallas, Texas 75248.

ASCENDANT SOLUTIONS, INC.
This Proxy is Solicited on Behalf of the Board of Directors

David E. Bowe and Gary W. Boyd are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock of ASCENDANT SOLUTIONS, INC. (“the Company”) standing in the name of the undersigned on the books of the Company at the close of business on April 3, 2006, at the Annual Meeting of Stockholders to be held at the offices of Ascendant Solutions, Inc., 16250 Dallas Parkway, Suite 102, Dallas, Texas 75248 at 1:00 P.M., Local time on Wednesday, May 24, 2006, or any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS:
☐ FOR THE NOMINEE LISTED BELOW	☐ WITHOLD my vote for the nominee to the left
Nominee - David E. Bowe, Class A Director to hold office until the 2009 Annual Meeting and until his successor has been elected

2. APPOINTMENT OF HEIN & ASSOCIATES, LLP TO BE THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2006:
☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
(To be signed on reverse side)

(Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DAVID E. BOWE AS A CLASS A DIRECTOR AND FOR THE APPOINTMENT OF HEIN & ASSOCIATES LLP TO BE THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2006, OR IN THE SOLE DIRECTION OF THE PROXIES.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

Please sign proxy as name appears thereon. Joint owners should each sign personally. Trustee and others signing in a representative capacity should indicate the capacity in which they sign.

Date:	, 2006

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stock Owner Signature

Stock Co-Owner Signature if held jointly